Exhibit 10.20

December 1, 2020

Mark E. Litkovitz

[redacted]

Re:	Amendment of Executive Vice President Agreement

Dear Mark E. Litkovitz:

This letter confirms the amendment, as set forth below, of your Executive Vice President Severance Agreement, dated April 30, 2014, with Apria Healthcare Group Inc. (the “Agreement”).

In the event that you become entitled to severance pay pursuant to Section 4 of the Agreement, each payment in a series of payments under the Severance Agreement shall be deemed to be a separate payment for purposes of Section 409A of the Code of 1986, as amended.

Except as expressly provided in the preceding paragraph, your Agreement continues in effect in accordance with its terms. This letter agreement shall be construed and interpreted consistent with Section 11(a) of the Severance Agreement.

If you have any questions regarding this letter, please contact Celina Scally at [redacted].

APRIA HEALTHCARE GROUP INC.

By:	/s/ Celina M. Scally
Name:	Celina M. Scally
Title:	Chief Human Resources Officer

Acknowledged and agreed:

/s/ Mark E. Litkovitz
Mark E. Litkovitz